Exhibit 10.3

                              PEOPLES STATE BANK

                 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

                                  BASIC PLAN


1.    PURPOSE

      The purpose of the Senior Management Incentive Compensation Plan (the "Plan") is to maximize the achievement of the Bank's objectives by providing incentives and awards to those senior-level executives who attain and sustain consistently high levels of performance which exceed normal expectations and which contribute to the success and profitability of the Bank. The Plan is designed to support the key goals and objectives of the Bank.

2.    GENERAL DESCRIPTION

      Each fiscal year, the Board of Directors of the Bank (the "Board") shall establish Bank-wide, department, and individual performance criteria for participants in the Plan, the achievement of which shall make such participants eligible to receive individual incentive compensation awards. Such performance criteria shall be determined from year to year in the sole discretion of the Board and may include performance targets related to specified critical operating ratios, selected financial ratios, loan growth, deposit growth, net income, operating expenses, product referrals, development or marketing of banking services, administrative systems or procedures, and any other criteria or factors deemed important by the Board to the financial performance, operating efficiency, or overall financial condition of the Bank.

      The performance criteria shall be determined by the Board to provide a level of incentive compensation that is competitive with comparable levels of performance in other financial institutions, to assist the Bank in retaining and motivating key executives, and to ensure the Bank's continued growth and profitability.

      The incentive awards are to be supplemental compensation in the form of cash paid on an annual basis. The Plan is established and maintained in addition to regular salary and benefits programs. The Plan presumes an equitable base compensation system and a competitive benefits program.

3.    ADMINISTRATION

      The Board has the responsibility to interpret, administer, and amend the Plan. The Board may delegate all or any part of its responsibilities under the Plan to its Compensation Committee.
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      Bank officers who are members of the Board shall not be entitled to vote on matters relating to the eligibility for and/or determination of their own incentive compensation award.
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      Prior to the beginning of each fiscal year, the Board shall review and revise, if deemed advisable, the operating rules for implementing the Plan for the year.

      Computation of incentive awards will be performed by senior management and reviewed by the Board.

      The Board may deem to exclude extraordinary occurrences which could impact the incentive awards, either positively or negatively, but are, by their nature, outside the significant influence of Plan participants.

      The actions of the Board as to the interpretation, construction, and administration of the Plan shall be final and binding for all parties, including the Bank and its employees.

4.    PARTICIPANTS

      Eligibility for participation in the Plan shall be limited to those individuals approved by the Board who, in the judgment of the President and the Board, are responsible for directing functions which have a significant bearing on the growth and profitability of the Bank.

5.    DEFINITIONS

      For the purpose of determining the amount of the incentive compensation awards under the Plan, the following definitions shall apply:

    (circle)Individual Goals - An individual participant's goals and measurement system shall be indicated on the participant's standardized annual goal setting form.

    (circle)Department Goals - Department goals are set during the normal participant goal setting process and shall be indicated on the participant's standardized annual goal setting form.

    (circle)Incentive Factor Weighting - A percentage for each of the incentive factors for each participating position which is used to modify the basic incentive percentage to reflect the relative importance of the factor to that position.

    (circle)Threshold Performance - The performance level applied to the weighted total of the performance factors; also, the minimum overall performance level for a single performance ratio chosen to show overall profitability, currently net income. Thresholds of performance shall be established for each performance measure and are included in each incentive formula.
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    (circle)Position Level Multipliers - A multiplier used to recognize the impact that each senior-level officer has on overall Bank performance.

    (circle)Discretionary / Individual Performance Adjustment - A multiplier which allows the Board some subjective discretion in the determination of the final incentive award for each participant.
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    (circle)Extraordinary Occurrences - Those events which, in the opinion of the Board of Directors, are outside the significant influence of Plan participants and would, by their inclusion, cause a significant unintended effect, positive or negative, on the Bank's operating and financial performance results.

6.    INCENTIVE COMPUTATION - GENERAL PROCEDURES

The general formula for converting overall Bank results into individual incentive awards is as follows:

1.    BASE INCENTIVE COMPENSATION

      Net Income           ______  (percent achieved) x 33.3%  =(a)________

      Departmental Goals   ______  (percent achieved) x 33.3%  =(b) ________

      Individual Goals     ______  (percent achieved) x 33.3%  =(c) ________

      Total (a) + (b) + (c)                                      ________

2.    MULTIPLY BY NET INCOME FACTOR                            x  ______%
      (Tier I = 10%; Tier II = 20%; Tier III = 30%)
                                                                 ________

3.    ADJUST FOR RESPONSIBILITY FACTOR                         x ________
      (CEO, 1.5; Senior Vice President, 1.2)

4.    PERCENT OF SALARY PAYABLE AS INCENTIVE COMPENSATION


7.    PAYMENT OF INDIVIDUAL INCENTIVE COMPENSATION AWARDS

      When the Bank's year-end financial results are independently audited, participants will receive the incentive payment determined by evaluating their performance for the year using the formula established for their position. The award will be paid following completion of the audit of the holding company's consolidated financial statements. Applicable withholding of taxes will be deducted from each payment.
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8.    PARTIAL PAYMENTS - TERMINATION OF EMPLOYMENT / NEW HIRES

      In the event of termination of employment through retirement or death, the participant shall be considered to have earned one-twelfth of the annual incentive compensation award of a particular year for each full month of employment in the fiscal year of his/her retirement or death.

      If a participant dies, any unpaid incentive awards shall be paid to the estate, or designated beneficiary, in one lump sum.

      Participants may not be added to the Plan after June 1 of the plan year. Effective date of participation is based on date of employment unless modified by the Board. If an individual becomes a new participant prior to June 1 during the plan year, the incentive compensation award will be earned on the basis of one-twelfth of the annual incentive compensation for each full month of participation.
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      In all other cases of termination, the employee forfeits any unpaid awards.

9.    INCENTIVE COMPENSATION OPERATING RULES

      As of the beginning of each fiscal year, the Board shall take the following steps with respect to the operation of the Plan for the year:

         a. Select employees for participation in the Plan.

         b. Approve three threshold amounts for net income for the year. The Tier 1 threshold is Board approved budgeted net income. Tier 2 is 7.5% higher than budgeted net income, and Tier 3 is 15% higher than budgeted net income. The calculated thresholds are rounded up to the nearest thousand dollars.

         c. Determine position level multipliers, performance measurement factors and weightings, department goals, and individual goals for the fiscal year.

         d. Adopt such other administrative and procedural rules which the Board considers appropriate.

      In the event the lowest threshold net income is not reached, no credit will be given for the 1/3 portion of the incentive tied to net income. However, the participant could still earn up to 2/3 of the lowest threshold incentive even if the Bank net income threshold is not reached.

      After approval by the Board, Bank management shall, as soon as practical, inform each of the participants under the Plan of the Operating Rules for the fiscal year then beginning.
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10.   PERFORMANCE PROGRESS REPORTING

      The Bank's President, or his designee, will be responsible for written quarterly reporting to the Board of Bank performance during the course of the year. This data is to be made available to the Board within 30 days of its date of availability.

11.   AMENDMENT OR TERMINATION OF PLAN

      The Board may modify, amend, or terminate this Plan at any time effective at the end of a fiscal year. The modification, amendment, or termination of the Plan shall in no way affect a participant's right to unpaid incentive compensation awards for the year prior to termination or modification.

12.   EFFECTIVE DATE

      This Plan was originally effective January 1, 2000, amendments were approved by the Board effective January 1, 2004.
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